Exhibit 23.0


                    Consent of Raich Ende Malter & Co. LLP,
                 Independent Registered Public Accounting Firm

The Board of Directors
Integrated Surgical Systems, Inc.

We hereby consent to the use of our auditors' report relating to the balance sheet of Integrated Surgical Systems, Inc., as of December 31, 2007 and the related statements of operations, stockholders' equity and cash flows for the year then ended to be included in this Annual Report on Form 10-K for the fiscal year ending December 31, 2008, as it related to the incorporation by reference of such financial statements in the Registration Statements on Form S-8, both dated January 1, 2001 (for 500,000 shares of common stock under the 2000 Stock Award Plan and 1,000,000 shares of common stock under the 2000 Long-Term Performance Plan of Integrated Surgical Systems, Inc.)


                              By:  /s/  Raich Ende Malter & Co. LLP
                                   ---------------------------------------------
                                   Raich Ende Malter & Co. LLP
                                   Independent Registered Public Accounting Firm


New York, New York
March 30, 2009